Exhibit 24

FORD MOTOR CREDIT COMPANY

CERTIFICATE OF SECRETARY

      The undersigned, Susan J. Thomas, Secretary of FORD MOTOR CREDIT COMPANY, a Delaware corporation (the “Company”), DOES HEREBY CERTIFY that the following resolutions were duly adopted by the Board of Directors of the Company by unanimous written consent dated as of February 27, 2006, and such resolutions have not been amended, modified, rescinded or revoked and are in full force and effect on the date hereof.

      WITNESS my hand and the seal of the Company this 27th day of February 2006.

/s/ SUSAN J. THOMAS

Susan J. Thomas
Secretary

[Corporate Seal]

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FORD MOTOR CREDIT COMPANY

RESOLUTIONS

      RESOLVED, That preparation of an annual report of the Company on Form 10-K for the year ended December 31, 2005, including exhibits or financial statements and schedules and other documents in connection therewith (collectively, the “Annual Report”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended, be and it hereby is in all respects authorized and approved; that the directors and appropriate officers of the Company, and each of them, be and hereby are authorized to sign and execute on their own behalf, or in the name and on behalf of the Company, or both, as the case may be, such Annual Report, and any and all amendments thereto, with such changes therein as such directors and officers may deem necessary, appropriate or desirable, as conclusively evidenced by their execution thereof; and that the appropriate officers of the Company, and each of them, be and hereby are authorized to cause such Annual Report and any such amendments, so executed, to be filed with the Commission.

      RESOLVED, That each officer and director who may be required to sign and execute such Annual Report or any amendment thereto or document in connection therewith (whether in the name and on behalf of the Company, or as an officer or director of the Company, or otherwise), be and hereby is authorized to execute a power of attorney appointing M. E. Bannister, D. P. Cosper, J.L. Carnarvon, D. L. Korman, S. J. Thomas, and C. M. MacGillivray, and each of them, severally, as his or her true and lawful attorney or attorneys to sign in his or her name, place and stead in any such capacity such Annual Report and any and all amendments thereto, and to file the same with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to do and perform in the name and on behalf of each of said officers and directors who shall have executed such power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or desirable to be done in connection therewith as fully and to all intents and purposes as such officers or directors might or could do in person.

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POWER OF ATTORNEY WITH RESPECT TO

ANNUAL REPORT ON FORM 10-K OF FORD MOTOR CREDIT COMPANY

      KNOW ALL MEN BY THESE PRESENTS that each person that is a director of FORD MOTOR CREDIT COMPANY, does hereby constitute and appoint M.E. Bannister, D.P. Cosper, J.L. Carnarvon, D.L. Korman, S.J. Thomas, and C. MacGillivray, and each of them, severally, as his or her true and lawful attorney and agent at any time and from time to time to do any and all acts and things and execute, in his or her name (whether on behalf of FORD MOTOR CREDIT COMPANY, or as an officer or director of FORD MOTOR CREDIT COMPANY, or by attesting the seal of FORD MOTOR CREDIT COMPANY, or otherwise) any and all instruments which said attorney and agent may deem necessary or advisable in order to enable FORD MOTOR CREDIT COMPANY to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the Annual Report of FORD MOTOR CREDIT COMPANY on Form 10-K for the year ended December 31, 2005 and any and all amendments thereto, as heretofore duly authorized by the Board of Directors of FORD MOTOR CREDIT COMPANY, including specifically but without limitation thereto, power and authority to sign his name (whether on behalf of FORD MOTOR CREDIT COMPANY, or as an officer or director of FORD MOTOR CREDIT COMPANY, or by attesting the seal of FORD MOTOR CREDIT COMPANY, or otherwise) to such Annual Report and to any such amendments to be filed with the Securities and Exchange Commission, or any of the exhibits or financial statements and schedules filed therewith, and to file the same with the Securities and Exchange Commission; and such Director does hereby ratify and confirm all that said attorneys and agents, and each of them, shall do or cause to be done by virtue hereof. Any one of said attorneys and agents shall have, and may exercise, all the powers hereby conferred.

      IN WITNESS WHEREOF, each of the undersigned has signed his or her name hereto as of the 27th day of February, 2006.

/s/ MICHAEL E. BANNISTER	/s/ JOHN T. NOONE

M. E. Bannister	J. T. Noone

/s/ TERRY D. CHENAULT	/s/ ANN MARIE PETACH

T. D. Chenault	A. M. Petach

/s/ DAVID P. COSPER	/s/ RICHARD C. VAN LEEUWEN

D. P. Cosper	R. C. Van Leeuwen

/s/ JAMES C. GOUIN	/s/ A.J. WAGNER

J. C. Gouin	A. J. Wagner

/s/ DONAT R. LECLAIR D. R. Leclair, Jr.

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